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                                                                    EXHIBIT 21.1

MATERIAL SUBSIDIARIES

RSL COM United States Operating Subsidiaries
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Name                                              State of Incorporation
----                                              ----------------------

RSL COM North America, Inc.                            Delaware
RSL COM U.S.A., Inc.                                   Delaware
RSL COM PrimeCall, Inc.                                Delaware
deltathree.com, Inc.                                   Delaware
LDM Systems, Inc.                                      New York

RSL COM Foreign Operating Subsidiaries
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Name                                              Country of Organization
----                                              -----------------------

RSL Communications PLC                              United Kingdom
RSL COM Europe Ltd.                                 United Kingdom
RSL COM Telco UK Ltd.                               United Kingdom
Advanced Telecom Ltd.                               United Kingdom
RSL COM Sweden AB                                      Sweden
RSL COM Finland OY                                     Finland
Telecenter OY                                          Finland
RSL COM France S.A.                                    France
RSL COM Deutschland GmbH                               Germany
Telegate GmbH                                          Germany
RSL COM Nederland B.V.                               Netherlands
RSL COM Denmark A/S                                    Denmark
RSL COM Japan K.K.                                      Japan
Maxitel Servicos e Gestao de
     Telecomunicacoes, S.A.                            Portugal
RSL COM Italia S.r.L.                                   Italy
RSL COM Venezuela C.A.                                Venezuela
Newtelco Telekom AG                                    Austria
RSL Communications Spain, S.A.                          Spain
Consoricao Europe para las
     Telecomunicaciones S.A.                            Spain
RSL COM de Mexico SA de CV                              Mexico
RSL COM Schweiz AG                                   Switzerland
European Telecom S.A./N.V.                              Belgium
European Telecom SARL                                 Luxembourg
RSL COM Canada, Inc.                                    Canada
RSL Communications Australia Limited                   Australia
     Call Australia Pty. Ltd.
     RSL COM Australia Limited
     Digiplus Pty. Ltd.
     Power Serve Communications
          Consultants Pty. Limited
     Talk 2000 Networks Pty. Limited
     Ezi Phonecard Pty Limited